Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri 63136, hereby appoint F. J. Dellaquila, S. Y. Bosco, M. J. Baughman and J. A. Sperino as their Attorneys-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2018.

Dated: October 2, 2018

Signature		Title

/s/	D. N. Farr	Chairman of the Board and Chief Executive Officer
D. N. Farr

/s/	F. J. Dellaquila	Senior Executive Vice President and Chief Financial Officer
F. J. Dellaquila

/s/	M. J. Baughman	Vice President, Controller and Chief Accounting Officer
M. J. Baughman

/s/	C. A. H. Boersig	Director
C. A. H. Boersig

/s/	J. B. Bolten	Director
J. B. Bolten

/s/	G. A. Flach	Director
G. A. Flach

/s/	A. F. Golden	Director
A. F. Golden

/s/	C. Kendle	Director
C. Kendle

/s/	L. M. Lee	Director
L. M. Lee

/s/	M. S. Levatich	Director
M. S. Levatich

/s/	J. S. Turley	Director
J. S. Turley